Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274146

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2023)

3,618,521 Shares of Common Stock

Pre-Funded Warrants to Purchase 800,000 Shares of Common Stock

We are offering (a) 3,618,521 shares of our common stock, $0.001 par value per share, and (b) prefunded warrants to purchase up to 800,000 shares of common stock, at an exercise price of $0.001 per share directly to investors pursuant to this prospectus supplement and the accompanying base prospectus and a securities purchase agreement with certain accredited investors. The purchase price of each share of common stock is $0.64 ($0.639 per prefunded warrant).

Our common stock and warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “STSS” and “STSSW”, respectively. On September 26, 2023, the last reported sale price of our common stock was $0.819 per share.

As of the date of this prospectus supplement, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $8,483,560 based on 11,655,936 shares of outstanding common stock, of which approximately 9.75 million shares were held by non-affiliates, and a closing sale price of our common stock of $0.87 on August 29, 2023, which is the highest closing price of our common stock on the Nasdaq within the prior 60 days. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement (but excluding this offering), we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

On September 27, 2023, the Company entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with certain accredited investors purchasing common stock in this offering for a private placement offering (“Private Placement”) of (i) 2,581,479 unregistered shares of our common stock (the “PIPE Shares”) (or pre-funded warrants in lieu thereof with each pre-funded warrant exercisable for one share of common stock (the “PIPE Pre-Funded Warrants”)) and (ii) unregistered warrants to purchase 8,750,003 shares of our common stock (the “PIPE Warrants” and together with PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof), the “PIPE Securities”). Pursuant to the PIPE Purchase Agreement, the Company has agreed to issue and sell 2,581,479 PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) together with PIPE Warrants to purchase up to 8,750,003 shares of common stock at a combined offering price of $1.074 per unit (less $0.001 for each PIPE Pre-Funded Warrant). The PIPE Securities are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The PIPE Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

We have retained Aegis Capital Corp. to act as our sole placement agent (the “placement agent”) in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our securities. The placement agent is not purchasing or selling any of our securities offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” in this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus, as well as the risk factors that are incorporated by reference into this prospectus supplement and accompanying base prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page S-[8] of this prospectus supplement and page 5 of the base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.64	$2,827,853
Placement agent’s fees (1)	$0.05	$226,228
Proceeds to us, before expenses(2)	$0.59	$2,601,625

(1)	Represents an 8% commission on the gross proceeds of the offering payable to the placement agent. Does not include non-accountable expense allowance of 1% of the gross proceeds that we will pay the placement agent. We have also agreed to reimburse the placement agent for certain out-of-pocket expenses. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for additional information regarding placement agent fees and estimated offering expenses.
2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the PIPE Securities in a concurrent private placement.

Delivery of the securities is expected to be made on or about September 29, 2023, subject to customary closing conditions.

Aegis Capital Corp.

The date of this prospectus supplement is September 27, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-274146) that we filed with the Securities and Exchange Commission, or the SEC, on August 22, 2023, as amended on August 29, 20223, and that was declared effective by the SEC on September 5, 2023 using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein or therein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our common stock.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated By Reference” in this prospectus supplement and in the accompanying base prospectus, respectively.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying base prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and under similar headings in the other documents that are incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Sharps Technology, Inc.,” the “Company,” “Sharps,” “we,” “us,” “our” or similar references to refer to Sharps Technology, Inc., and its subsidiaries.

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GENERAL MATTERS

Unless otherwise indicated, all references to “dollars,” “US$,” or “$” in this prospectus supplement are to United States dollars.

This prospectus supplement contains various company names, product names, trade names, trademarks and service marks, all of which are the properties of their respective owners.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement assumes no exercise of the over-allotment option.

Unless otherwise indicated, all references to “GAAP” in this prospectus are to United States generally accepted accounting principles.

Information contained on our websites, including sharpstechnology.com, shall not be deemed to be part of this prospectus supplement or incorporated herein by reference and should not be relied upon by prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

For investors outside the United States, neither we nor any of our agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying base prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, these forward-looking statements are based on current expectations, estimates, and projections about Sharps Technology, Inc.’s industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements include our expectations regarding product, services, and maintenance revenue, annual savings associated with the organizational changes effected in prior years, and short- and long-term cash needs. In some cases, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates,” variations of these words, and similar expressions are intended to identify forward-looking statements. The statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. Risks and uncertainties of our business include those set forth under the heading “Risk Factors” in this prospectus supplement, in our Form S-1 (File No. 333-269743) declared effective by the SEC on April 14, 2023, under the heading, “Risk Factors,” as well as additional risks in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying base prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying base prospectus, including the “Risk Factors” section beginning on page 5 of the accompanying base prospectus, the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview

Sharps Technology, Inc., is a medical device company that has designed various smart safety syringes, certain of which are patented, and is seeking to commercialize them. We were incorporated under the laws of the State of Nevada in the first quarter of 2022. Sharps was incorporated to purchase, develop, and commercialize a body of intellectual property resulting in a family of smart safety syringe products. Sharps closed the acquisition of this intellectual property in the fourth quarter of 2017. The intellectual property we purchased consisted of issued patent and patent files, new designs and iterations, samples, regulatory files, manufacturing files, product testing files, and market research files relating to such safety syringe products.

In June 2020, we entered into an asset/share purchase agreement with Safegard Medical Kft. And certain other parties, and in August 2020, October 2020, and July 2021, we entered into amendments to this agreement (as amended, the “Safegard Agreement”). Under the Safegard Agreement, we received an option to purchase either the stock of Safegard or certain assets of Safegard, including the Securegard product line of safety syringes and a manufacturing facility in Hungary, registered with the FDA and CE, for the manufacture of safety syringes, for $2.5 million in cash plus additional consideration of 28,571 shares of common stock and 35,714 stock options with an exercise price of $7.00 USD. Under the Safegard Agreement, Sharps was granted the right to operate the facility in Hungary at our expense and continued to do so through the closing date which occurred on July 6, 2022.

Sharps’ smart safety syringe products, which we refer to as Securgard™ and Sharps Provensa™, are ultra-low waste syringes that incorporate both safety and reuse prevention features, which we believe will provide us a competitive advantage over other syringes. The Sharps Securegard is a multi-feature safety syringe that had gained market acceptance prior to Sharps’ acquisition but not been marketed or sold for several years due to a decision by the previous owners to wind down the business. It is both FDA and WHO approved and carries the European CE Mark. The Sharps Provensa is a patented safety syringe that gained FDA clearance for subcutaneous and intramuscular injections in June 2006. Both product lines are focused on innovatively addressing the important needs of the global healthcare market in the area of disposable syringes.

On September 29, 2022, Sharps Technology entered into an agreement (the “Nephron Agreement”) with InjectEZ, LLC (“InjectEZ”), Nephron Pharmaceuticals Corporation (“NPC”), Nephron SC, Inc. (“NSC”), and Nephron Sterile Compounding Center LLC (“Sterile”) (NPC, NSC, and Sterile are sometimes collectively referred to as “Nephron”), pursuant to which Sharps was to provide technical advice and assistance to support manufacturing by InjectEZ, purchase certain quantities of syringes as they may order or require, and collaborate with Nephron on certain related business endeavors. The Nephron Agreement is for a period of four (4) years, expiring on September 28, 2026 and continues thereafter for successive one (1) year periods. The Agreement includes provisions for collaborations in the areas of Manufacturing and Supply, a Pharma Services Program, and Distribution. NPC is a West Columbia, S.C.-based company that develops and produces safe, affordable generic inhalation solutions and suspension products. NPC also operates an industry-leading 503B Outsourcing Facility division, which produces pre-filled sterile syringes, luer-lock vials, IV bottles and IV bags for hospitals across America, in an effort to alleviate drug shortage needs. NPC launched a CLIA-certified diagnostics lab in 2020 where it tests people for COVID-19 and administers vaccinations.

The Agreement also allows for further expansion of manufacturing capabilities by Sharps Technology working with Nephron to support future industry and customer demand of pre-fillable systems as detailed in the Agreement. See “Recent Developments” below.

S-3

Additionally, Sharps is entering into a Pharma Services Program (PSP) with Nephron that will create new business development growth opportunities for both companies. These opportunities will include the development and sale of next generation drug delivery systems that will be produced by Sharps and can be purchased by the healthcare industry, pharmaceutical markets, as well as by Nephron.

On December 8, 2022, Sharps entered into a distribution agreement (the “Distribution Agreement”) with Nephron Pharmaceuticals pursuant to which the Sharps Technology appointed Nephron as its exclusive distributor for the sale and distribution of the products subject to the Distribution Agreement in and throughout the United States. Pursuant to the Distribution Agreement, the price of shipping products will be based on the cost of delivery to Nephron’s warehouse and the Company will pay for the cost of delivery to Nephron. The Distribution Agreement has a term of two years and will continue in effect unless either party notifies the other party of its desire to terminate. At any time and for any reason, either party can terminate the Distribution Agreement after thirty (30) days’ notice and in the event of a breach of any of the Distribution Agreement’s terms and provisions, either party can terminate the Distribution Agreement by providing 90 days written notice. The Company has the right to terminate the Distribution Agreement with 60 days written notice if certain conditions are met as set forth in the Distribution Agreement.

The Company recently entered into an Asset Purchase Agreement to purchase the Inject EZ facility and a Purchase Agreement to supply Nephron with all of its required copolymer prefilled syringes which will significantly broaden our relationship with Nephron described above. See “Recent Developments”

We continue to be in discussions with healthcare companies and distributors for sales of our disposable syringe products. We intend to market these products to the US and foreign governments. In certain situations, we will also look to sell our disposable syringe products to hospitals and clinician offices as opportunities present themselves.

We expect that the Sharps Securegard product line will represent our initial disposable syringe platform to be commercially available to the market. The Securegard platform has an advanced set of features and benefits to support the needs of the market along with a high level of readiness for manufacturing and the ability to provide large commercial quantities for customers.

There have been delays in the commercialization of the Sharps Provensa product line. The Provensa product’s combination of specialized technology has created the need for further optimization related to the final assembly steps for the product. This was identified as we moved towards commercialization for the product line and the need to generate production quantities to support customer orders. This type of delay is typical with the development of new technology for the healthcare market to ensure the products are safe and effective for use every time. We are endeavoring to address all obstacles to advance the commercialization of the Provensa product line as soon as possible.

Recent Developments

Nephron Asset Purchase Agreement

On September 22, 2023, Sharps entered into a series of agreements with Nephron and Nephron’s wholly owned subsidiary InjectE, LLC. Sharps entered into an asset purchase agreement (the “Asset Purchase Agreement”) to purchase certain equipment and leasehold improvements at Nephron’s facility (the “Facility”) in West Columbia, South Carolina. The Asset Purchase Agreement provides for a cash purchase price of $40,378,594 and the issuance of a five (5) year subordinated promissory note (the “Nephron Note”) to Nephron in the principal amount of $10.0 million which bears interest at 8% per annum to be paid upon the closing (the “Closing”) of the transaction. The Nephron Note will be redeemable (25% per quarter) during the first year if Nephron’s syringe purchase orders result in revenue of at least $7,500,000 per quarter during the first year. The Company will also issue Nephron warrants to purchase 4% of the Company’s common stock on a fully diluted basis (the “Nephron Warrants”) exercisable for a five-year period at an exercise price of $1.56 per share.

In conjunction with the execution of the Asset Purchase Agreement, on September 19, 2023, the Company entered into a ten-year Purchase Agreement with Nephron whereby Nephron agreed to utilize the Sharps as its exclusive pre-filled COC syringe manufacturer and to purchase a minimum aggregate of $450.0 million of syringes over the term of the Purchase Agreement. The Purchase Agreement contains specific quantities of products required to be purchased from the Company during the term of the Purchase Agreement. The Purchase Agreement provides that Nephron will make an initial purchase order of $32.0 million upon the closing of the Asset Purchase Agreement . The effectiveness of the Purchase Agreement is subject to the closing of the Asset Purchase Agreement (the “Closing”).

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At the Closing, Sharps will enter into a 10 year lease for the Facility in which the Assets are located and will be operated by the Company. The lease provides for four successive five year options, with a right to purchase the Facility, which lease will be effective upon Closing (the “Lease”). The Lease provides for a monthly rental fee of $40,550, subject to increase after 5 years based on CPI adjustments.

In addition, Sharps and Nephron, will enter into a two year Shared Services Agreement whereby Nephron will provide certain administrative services and personnel to the Company in exchange for an agreed upon fee schedule. These services will assist the Company in establishing its operations in the Facility.

The closing of the Asset Purchase Agreement is subject to certain closing conditions. There can be no assurance that such closing conditions will be satisfied but the Company anticipates closing the transaction within 60 days from the date of the Asset Purchase Agreement.

Private Placement

On September 27, 2023, the Company entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with certain accredited investors purchasing common stock in this offering for a private placement offering (“Private Placement”) of (i) 2,581,479 unregistered shares of our common stock (the “PIPE Shares”) (or pre-funded warrants in lieu thereof with each pre-funded warrant exercisable for one share of common stock (the “PIPE Pre-Funded Warrants”)) and (ii) unregistered warrants to purchase 8,750,003 of our common stock (the “PIPE Warrants” and together with PIPE Shares (PIPE Pre-Funded Warrants in lieu thereof), the “PIPE Securities”). Pursuant to the PIPE Purchase Agreement, the Company has agreed to issue and sell 2,581,479 PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) together with PIPE Warrants to purchase up to 8,750,003 shares of common stock at a combined offering price of $1.074 per unit (less $0.001 for each PIPE Pre-Funded Warrant). The PIPE Securities are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The PIPE Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

The PIPE Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the PIPE Pre-Funded Warrants are exercised in full. Under the terms of the PIPE Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%

The PIPE Warrants have an exercise price of $0.64 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance. The PIPE Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.

The Private Placement is expected to close on or about September 29, 2023, simultaneously with the offering of securities pursuant to this prospectus supplement, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, will be approximately $2,8 million. The Company intends to use the net proceeds from the Private Placement for [working capital and other general corporate purposes].

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In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale of the common stock, the shares issuable upon the exercise of the PIPE Pre-Funded Warrants and the shares issuable upon exercise of the PIPE Warrants within fifteen (15) days after the closing date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective within 30 days after the Filing Date or 60 days following the Filing Date if the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

Aegis Capital Corp. acted as the placement agent in connection with the Private Placement. Pursuant to the engagement agreement , we have agreed to pay Aegis a commission equal to 8% of the gross proceeds received by the Company in the Private Placement. The Company has further agreed to pay Aegis $100,000 for fees and expenses including attorney fees.

The foregoing descriptions of the PIPE Purchase Agreement, PIPE Pre-Funded Warrants, PIPE Warrants, Registration Rights Agreement, and the placement agent engagement agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference from our Form 8-K that will be filed with the SEC.

Corporate Information

Our principal executive offices are located at 105 Maxess Road, Suite 124, Melville, NY 11747. Our telephone number is (631) 574-4436. We maintain a website at www.sharpstechnology.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus supplement or the accompanying base prospectus. We have included our website address in this prospectus supplement or the accompanying base prospectus as an inactive textual reference only and not as an active hyperlink.

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THE OFFERING

Common Stock offered by us	3,618,521 shares.

Pre-funded warrants offered by us	We are also offering pre-funded warrants to purchase 800,000 shares of our common stock. The purchase price of each pre-funded warrant will equal the price per share of our common stock at which the shares of our common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. Each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Shares of Common Stock Outstanding Prior to this Offering	11,655,936 shares.

Shares of Common Stock Outstanding Following this Offering	15,274,457 shares, assuming no exercise of any pre-funded warrants offered and sold by us

Offering price per share	$0.64 per share.

Concurrent Placements	In a concurrent private placement, we are also selling to such investors units consisting of (i) 2,581,479 PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) and (ii) PIPE Warrants to purchase 8,750,003 shares of our common stock, at a combined purchase price of $1.074 per unit (or $1.073 per pre-funded unit). The exercise price of the PIPE Warrants is $0.64 per share and are exercisable at any time upon issuance and will expire five years following the date of issuance. The PIPE Securities are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The PIPE Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The PIPE Warrants are not and will not be listed for trading on any national securities exchange. See “Private Placement.”

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $2,4 million, after deducting the placement agent fees and estimated offering expenses payable by us. We also anticipate receiving net proceeds of approximately $2,5 million from the Private Placement, after deducting placement agent fees and certain estimated offering expenses payable by us. We intend to use the net proceeds from this offering and the Private Placement for working capital and general corporate purposes. See “Use of Proceeds.”

Lock-up Agreements	We, our executive officers and directors have agreed with the placement agent not to sell, transfer or dispose of any shares or similar securities for a period of 60 days from the effective date of the resale registration statement filed in connection with the Private Placement.

Dividend policy	We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business.

Risk factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and page 5 of the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock and warrants are listed on the Nasdaq Capital Market under the symbols “STSS” and “STSSW,” respectively.

The number of shares of common stock to be outstanding immediately after this offering is based on 11,655,936 shares of our common stock outstanding as of September 26, 2023, and excludes:

●	the exercise of the pre-funded warrants;
●	issuance and sale of 2,581,479 shares of common stock (or pre-funded warrants in lieu thereof with an exercise price of $0.001) and 8,750,003 PIPE Warrants in the Private Placement at a combined purchase price of $1,074 per share;
●	2,397,408 shares of common stock issuable upon exercise of options with a weighted average exercise price of $3.08;
●	1 outstanding share of Series A Preferred Stock, which is not convertible into common stock; and
●	11,656,316 warrants to purchase shares of common stock with an exercise price of $1.56.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise, conversion, or settlement of the outstanding options, preferred stock, or warrants described above.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in this prospectus supplement and the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, may invest or spend the proceeds raised in this offering in ways with which you may not agree and the proceeds may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds of this offering as described in the section entitled “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

Our stock price is and may continue to be volatile and you may not be able to resell our common stock at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. In addition, stock markets generally have recently experienced volatility. Our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our shareholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our shares of common stock. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.

In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

S-8

We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our common stock.

We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. If we do not pay dividends, our common stock may be less valuable because stockholders must rely on sales of their common stock after price appreciation, which may never occur, to realize any gains on their investment.

You may experience future dilution as a result of the issuance of securities in connection with the Private Placement and future equity offerings.

Given the issuance of securities in connection with the issuance of securities in connection with the Private Placement, and our plans and expectations that we may need to raise additional capital, we may, in the future, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible or exchangeable into common stock in future transactions may be higher or lower than the price per share paid by investors in this offering.

The sale of our common stock in this offering and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering and the public market following this offering, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

Our outstanding options and warrants, and the availability for resale of certain of the underlying shares, may adversely affect the trading price of our common stock.

Our outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders thereof may exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding securities. For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants would also dilute the ownership interests of our existing stockholders.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Pre-Funded Warrants,”

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We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or, at the holder’s option, no cash payment at all if a cashless exercise is elected. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the pre-funded warrants.

Holders of the pre-funded warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire shares of our common stock.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants that they hold.

Under the terms of the pre-funded warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See “Description of Pre-Funded Warrants.”

S-10

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.4 million, after deducting the estimated placement agent fees and the estimated offering expenses payable by us. We also anticipate receiving net proceeds of approximately $2.5 million from the Private Placement, after deducting placement agent fees and certain estimated offering expenses payable by us. We will receive only nominal additional proceeds, if any, from the exercise of the pre-funded warrants.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

S-11

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchasers. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The pre-funded warrants will not expire until they are fully exercised.

Exercisability

he pre-funded warrants are exercisable at any time until they are fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. The holder of the pre-funded warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Exercise Limitations

Under the terms of the pre-funded warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The exercise price of our shares of common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of shares of common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding shares of common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

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No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until such holder exercises the pre-funded warrant.

PLAN OF DISTRIBUTION

The shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus are being bought by certain accredited investors, with Aegis Capital Corp. acting as placement agent in connection with this offering. Aegis Capital Corp. is entitled to a fee equal to 8% of the gross proceeds raised in the offering and the Private Placement. On September 27, 2023 we entered into a securities purchase agreement with the same accredited investors with respect to the Private Placement, and Aegis Capital Corp. also acted as placement agent with respect to the Private Placement. We have also agreed to pay the placement agent a non-accountable expense allowance of 1% of the gross proceeds that we will pay the placement agent and pay certain of the placement agent’s expenses in connection with this offering and the Private Placement, up to $100,000.

The terms of this offering were subject to market conditions and negotiations between us and the investors.

We expect to deliver the shares of common stock and the pre-funded warrants being offered pursuant to this prospectus supplement on or about September 29, 2023.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Company’s website. Other than this prospectus supplement and the accompanying prospectus, the information on the Company’s website is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the securities purchase agreement with the investor is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

We have also agreed, for a period of ninety (90) days from the effective date of the resale registration statement filed in connection with the Private Placement, that without the prior written consent of the placement agent or the purchaser in this offering and the Private Placement, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

S-13

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The consolidated financial statements of Sharps Technology, Inc. for the years ended December 31, 2022, and 2021, appearing in Sharps Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Manning Elliott LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Manning Elliot LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying base prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying base prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov. We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website. These documents may also be accessed on our web site at www.omniq.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

S-14

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report for the year ended December 31, 2022 (filed with the SEC on March 31, 2023);
●	our Quarterly Reports for the quarter ended March 31, 2023 (filed with the SEC on May 15, 2023), as well as for the second quarter ended June 30, 2023 (filed with the SEC on August 14, 2023);
●	our Current Reports on Form 8-K dated January 27, 2023; February 6, 2023; July 14, 2023; August 1, 2023; August 4, 2023 and September 26, 2023; and
●	the description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC on April 12, 2022, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Sharps Technology, Inc.

105 Maxess Road

Melville, New York 11747

(631) 574-4436

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PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “STSS” and “STSSW”, respectively. On August 28, 2023, the last reported sale price of our common stock was $0.84 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on Nasdaq or any other securities exchange.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of August 28, 2023, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $8.9 million, based on 11,655,936 shares of outstanding common stock, of which approximately 9.8 million shares were held by non-affiliates, and a closing sale price of our common stock of $0.84 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Sharps Technology, Inc.,” the “Company,” “we,” “us,” “our” or similar references to refer to Sharps Technology, Inc., and its subsidiaries.

1

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our website at www.sharpstechnology.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Quarterly Reports for the first quarter ended March 31, 2023 (filed with the SEC on May 15, 2023), as well as for the second quarter ended June 30, 2023 (filed with the SEC on August 14, 2023);
●	our Annual Report for the year ended December 31, 2022 (filed with the SEC on March 31, 2023);
●	our Current Reports on Form 8-K dated January 27, 2023; February 6, 2023; July 14, 2023; August 1, 2023; and August 4, 2023;
●	our Registration Statement on Form S-1 (filed with the SEC on April 14, 2023 and declared effective on April 21, 2023): and
●	the description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC on April 12, 2022, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Sharps Technology, Inc.

105 Maxess Road

Melville, New York 11747

(631) 574-4436

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, these forward-looking statements are based on current expectations, estimates, and projections about Sharps Technology, Inc.’s industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements include our expectations regarding product, services, and maintenance revenue, annual savings associated with the organizational changes effected in prior years, and short- and long-term cash needs. In some cases, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates,” variations of these words, and similar expressions are intended to identify forward-looking statements. The statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. Risks and uncertainties of our business include those set forth in our Form S-1 (File No. 333-269743) declared effective by the SEC on April 14, 2023, under the heading, “Risk Factors,” as well as additional risks in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements.

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OUR BUSINESS

Sharps Technology, Inc., is a medical device company that has designed various smart safety syringes, certain of which are patented, and is seeking to commercialize them. We were incorporated under the laws of the State of Nevada in the first quarter of 2022. Sharps was incorporated to purchase, develop, and commercialize a body of intellectual property resulting in a family of smart safety syringe products. Sharps closed the acquisition of this intellectual property in the fourth quarter of 2017. The intellectual property we purchased consisted of issued patent and patent files, new designs and iterations, samples, regulatory files, manufacturing files, product testing files, and market research files relating to such safety syringe products.

In June 2020, we entered into an asset/share purchase agreement with Safegard Medical Kft. And certain other parties, and in August 2020, October 2020, and July 2021, we entered into amendments to this agreement (as amended, the “Safegard Agreement”). Under the Safegard Agreement, we received an option to purchase either the stock of Safegard or certain assets of Safegard, including the Securegard product line of safety syringes and a manufacturing facility in Hungary, registered with the FDA and CE, for the manufacture of safety syringes, for $2.5 million in cash plus additional consideration of 28,571 shares of common stock and 35,714 stock options with an exercise price of $7.00 USD. Under the Safegard Agreement, Sharps was granted the right to operate the facility in Hungary at our expense and continued to do so through the closing date which occurred on July 6, 2022.

Sharps’ smart safety syringe products, which we refer to as Securgard™ and Sharps Provensa™, are ultra-low waste syringes that incorporate both safety and reuse prevention features, which we believe will provide us a competitive advantage over other syringes. The Sharps Securegard is a multi-feature safety syringe that had gained market acceptance prior to Sharps’ acquisition but not been marketed or sold for several years due to a decision by the previous owners to wind down the business. It is both FDA and WHO approved and carries the European CE Mark. The Sharps Provensa is a patented safety syringe that gained FDA clearance for subcutaneous and intramuscular injections in June 2006. Both product lines are focused on innovatively addressing the important needs of the global healthcare market in the area of disposable syringes.

On September 29, 2022, the Sharps Technology entered into an agreement (the “Nephron Agreement”) with InjectEZ, LLC (“InjectEZ”), Nephron Pharmaceuticals Corporation (“NPC”), Nephron SC, Inc. (“NSC”), and Nephron Sterile Compounding Center LLC (“Sterile”) (NPC, NSC, and Sterile are sometimes collectively referred to as “Nephron”), pursuant to which Sharps will provide technical advice and assistance to support manufacturing by InjectEZ, purchase certain quantities of syringes as they may order or require, and collaborate with Nephron on certain related business endeavors. The Nephron Agreement is for a period of four (4) years, expiring on September 28, 2026 and continues thereafter for successive one (1) year periods. The Agreement includes provisions for collaborations in the areas of Manufacturing and Supply, a Pharma Services Program, and Distribution, as detailed below. NPC is a West Columbia, S.C.-based company that develops and produces safe, affordable generic inhalation solutions and suspension products. NPC also operates an industry-leading 503B Outsourcing Facility division, which produces pre-filled sterile syringes, luer-lock vials, IV bottles and IV bags for hospitals across America, in an effort to alleviate drug shortage needs. NPC launched a CLIA-certified diagnostics lab in 2020 where it tests people for COVID-19 and administers vaccinations.

Through the Nephron Agreement, Sharps is entering into a manufacturing and supply agreement with InjectEZ regarding the development and manufacture of high value pre-fillable syringe systems that can be used by the healthcare industry, pharmaceutical markets and including Nephron on terms agreed upon by the parties. The Nephron Agreement will allow for the supply of the pre-fillable systems of different sizes and with specialized technology that will be compatible with industry standards and technology beginning in the third quarter, as recently advised by Nephron. The Agreement also allows for further expansion of manufacturing capabilities by Sharps Technology working with InjectEZ to support future industry and customer demand of pre-fillable systems as detailed in the Agreement.

Additionally, Sharps is entering into a Pharma Services Program (PSP) with Nephron that will create new business development growth opportunities for both companies. These opportunities will include the development and sale of next generation drug delivery systems that will be produced by Sharps and can be purchased by the healthcare industry, pharmaceutical markets, as well as by Nephron.

On December 8, 2022, Sharps entered into a distribution agreement (the “Distribution Agreement”) with Nephron Pharmaceuticals pursuant to which the Sharps Technology appointed Nephron as its exclusive distributor for the sale and distribution of the products subject to the Distribution Agreement in and throughout the United States. Pursuant to the Distribution Agreement, the price of shipping products will be based on the cost of delivery to Nephron’s warehouse and the Company will pay for the cost of delivery to Nephron. The Distribution Agreement has a term of two years and will continue in effect unless either party notifies the other party of its desire to terminate. At any time and for any reason, either party can terminate the Distribution Agreement after thirty (30) days’ notice and in the event of a breach of any of the Distribution Agreement’s terms and provisions, either party can terminate the Distribution Agreement by providing 90 days written notice. The Company has the right to terminate the Distribution Agreement with 60 days written notice if certain conditions are met as set forth in the Distribution Agreement.

We continue to be in discussions with healthcare companies and distributors for sales of our disposable syringe products. We intend to market these products to the US and foreign governments. In certain situations, we will also look to sell our disposable syringe products to hospitals and clinician offices as opportunities present themselves.

We expect that the Sharps Securegard product line will represent our initial disposable syringe platform to be commercially available to the market. The Securegard platform has an advanced set of features and benefits to support the needs of the market along with a high level of readiness for manufacturing and the ability to provide large commercial quantities for customers.

There have been delays in the commercialization of the Sharps Provensa product line. The Provensa product’s combination of specialized technology has created the need for further optimization related to the final assembly steps for the product. This was identified as we moved towards commercialization for the product line and the need to generate production quantities to support customer orders. This type of delay is typical with the development of new technology for the healthcare market to ensure the products are safe and effective for use every time. We are endeavoring to address all obstacles to advance the commercialization of the Provensa product line as soon as possible.

Our principal executive offices are located at 105 Maxess Road, Suite 124, Melville, NY 11747. Our telephone number is (631) 574-4436. We maintain a website at www.sharpstechnology.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our Form S-1 (File No. 333-269743) filed with the SEC on April 14, 2023 and declared effective by the SEC on April 21, 2023, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital, repayment of indebtedness, potential acquisitions and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.0001 per share of the Company, as well as certain provisions of our restated articles of incorporation (as amended, our “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. We have designated one share of preferred stock as Series A Preferred Stock. As of the close of business on July 31, 2023, there were 11,655,936 shares of common stock and 1 share of Series A Preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Our common stock is traded on Nasdaq under the symbol “STSS.”

The transfer agent and registrar for our common stock is VStock Transfer LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598.

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Preferred Stock

One share of our authorized preferred stock has been designated Series A Preferred Stock and is outstanding and held by our former co-chairman and chief operating officer, Alan Blackman.

The Series A Preferred Stock entitles the holder to 29.5% of the voting power of the Company’s stockholders with respect to the election of directors. Further, the Series A Preferred Stock is not convertible to common stock, has no rights to dividends, and has no liquidation rights.

On December 22, 2022, the Company filed a Certificate of Amendment to Designation with the Secretary of State of Nevada to amend the voting rights for the holder of the Company’s Series A Preferred Stock to be entitled to twenty-nine and one-half percent (29.5%) vote from twenty-five percent (25%) vote. The amendment was provided for in the employment agreement of the Company’s Chief Operating Officer, Alan Blackman who is the holder of the Series A Preferred Stock.

In the event the Company is sold during the two-year period following completion of this offering at a price per share of more than 500% of the initial offering price per Common Unit in this offering, the Series A Preferred Stock, as in effect upon completion of this offering, will entitle the holder to 10% of the total purchase price. Pursuant to an arrangement with Alan Blackman effective July 27, 2023, Mr. Blackman has ]granted the board the right to vote such shares during the period that the Company is making certain payments to him Once, the Company makes the necessary payments, the share of Series A Preferred Stock will be surrendered for cancellation.

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Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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Anti-Takeover Effects of Our Charter Documents

Provisions of our restated articles of incorporation, as amended, and amended and restated bylaws, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our restated articles of incorporation, as amended, and amended and restated bylaws:

●	permit our board of directors to issue up to 1,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);
●	provide that the authorized number of directors may be changed only by resolution of the board of directors;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

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DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, and/or preferred stock in one or more series. Warrants may be offered independently or together with shares of common stock, and/or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each share of common stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

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Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

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●	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

●	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference LLP.

EXPERTS

The consolidated financial statements of Sharps Technology, Inc. for the years ended December 31, 2022, and 2021, appearing in Sharps Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Manning Elliott LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Manning Elliot LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

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3,618,512 Shares of Common Stock

Pre-Funded Warrants to Purchase 800,000 Shares of Common Stock

Sharps Technology, Inc.

PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

September 27, 2023